Exhibit (2)(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 5 to Registration Statement No. 811-22072 on Form N-14 of our report for The Cushing MLP Total Return Fund (the “Fund”) dated January 24, 2008, relating to the financial statements and financial highlights of the Fund, appearing in the Annual Report to Shareholders for the period ended November, 30, 2007, and to the reference to us under the heading "Independent Registered Public Accounting Firm."

Deloitte & Touche LLP Dallas, Texas

March 26, 2008